EXHIBIT 32.2
 Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, As Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned, John A. Kite, Chairman and Chief Executive Officer of Kite Realty Group Trust in its capacity as the sole general partner of Kite Realty Group, L.P. (the “Operating Partnership”), and Heath R. Fear, President and Chief Financial Officer of Kite Realty Group Trust in its capacity as the sole general partner of the Operating Partnership, each hereby certifies based on his knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:
(1)The Quarterly Report on Form 10-Q of the Operating Partnership for the quarter ended September 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and
(2)The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Date: October 30, 2026	By:	/s/ JOHN A. KITE

John A. Kite
Chairman and Chief Executive Officer
Kite Realty Group Trust, sole general partner of
Kite Realty Group, L.P.

Date: October 30, 2026	By:	/s/ HEATH R. FEAR

Heath R. Fear
President and Chief Financial Officer
Kite Realty Group Trust, sole general partner of
Kite Realty Group, L.P.
A signed original of this written statement required by Section 906 has been provided to the Operating Partnership and will be retained by the Operating Partnership and furnished to the Securities and Exchange Commission or its staff upon request.